Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LiveOne, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(o)	(2)	(3)	(3)		0
	Equity	Preferred Stock, $0.001 par value	Rule 457(o)	(2)	(3)	(3)		0
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)		0
	Other	Warrants(1)	Rule 457(o)	(2)	(3)	(3)		0
	Other	Rights	Rule 457(o)	(2)	(3)	(3)		0
	Other	Units	Rule 457(o)	(2)	(3)	(3)		0
	Total	n/a	Rule 457(o)	n/a	Unallocated (Universal) Shelf	$105,000,000	$92.70	9,733.50	(4)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value	Rule 457(o)	$45,000,000 (4)	n/a	$45,000,000 (4)	$121.20			S-3	333-228909	2/7/2019	$5,454	(4)

	Total Offering Amounts					$150,000,000		$9,733.50
	Total Fees Previously Paid							$0
	Total Fee Offsets							$3,826.29
	Net Fee Due							$5,907.21

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	LiveOne, Inc.	S-3	333-228909	December 19, 2018	n/a	$3,826.29	(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$31,570,095
Fee Offset Sources	LiveOne, Inc.	S-3	333-228909	n/a	December 19, 2018							$3,826.29	(4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase common stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	In accordance with Rule 415(a)(6) of the Securities Act, the registrant is hereby including in this registration statement (the “Registration Statement”) shares of its common stock that were previously registered on the registration statement on Form S-3, File No. 333-228909 (the “2019 Registration Statement”), which became effective with the SEC on February 7, 2019, but that have not yet been sold by the registrant pursuant to its continuous offering of up $45,000,000 of shares of its common stock (the “Continuous Offering”). In accordance with Rule 415(a)(6) of the Securities Act, offerings of securities on the 2019 Registration Statement (other than the Continuous Offering) will be deemed terminated as of the effective date of this Registration Statement. Additionally, in connection with the filing of the 2019 Registration Statement, registration fees of $18,180.00 were submitted, and, in accordance with Rule 457(p) of the Securities Act, the registrant is carrying forward $3,826.29 of unused registration fees to offset the current registration fee due for the newly registered securities registered pursuant to this registration statement and is submitting herewith an additional $5,907.21 in filing fees for the securities registered hereby.